Exhibit 99.4

THIRD AMENDMENT TO RIGHTS AGREEMENT
BETWEEN
MARK IV INDUSTRIES, INC.
AND
AMERICAN STOCK TRANSFER & TRUST COMPANY

           This Agreement, made as of this 26th day of May, 2000 between Mark IV Industries, Inc., a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company, a New York banking corporation (the "Rights Agent"), amends the Rights Agreement dated as of May 17, 1995 between the Company and the Rights Agent and amended as of May 19, 1999 and as of May 19, 2000 (the "Rights Agreement").

           WHEREAS, the Company and MIV Acquisition Corporation, a Delaware corporation ("Merger Sub"), intend to enter into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which, among other things, (i) Merger Sub shall merge with and into the Company (the "Merger"), with the Company continuing as the Surviving Corporation and (ii) each outstanding Share (as defined in the Merger Agreement) shall be converted into the right to receive cash from the Surviving Corporation. The Board of Directors of the Company has approved the Merger and the Merger Agreement.

           WHEREAS, pursuant to Section 26 of the Rights Agreement, the Board of Directors of the Company has determined that an amendment to the Rights Agreement as set forth herein is necessary and desirable in order to reflect the foregoing, and the Company and the Rights Agent desire to evidence such amendment in writing;

           NOW THEREFORE, intending to be legally bound, the Company and the Rights Agent hereby agree that the Rights Agreement is hereby amended as set forth below:

           1.      Section 1(a) of the Rights Agreement is amended to add the following sentence at the end thereof:

Notwithstanding anything in this Rights Agreement to the contrary, neither Merger Sub, nor any Affiliates or Associates of Merger Sub, individually or collectively, shall be deemed to be an Acquiring Person solely as a result of (i) the announcement, approval, execution or delivery of the Merger Agreement, (ii) the consummation of the Merger or (iii) the consummation of the other transactions contemplated by the Merger Agreement.

           2.      The following Sections 1(j) and 1(k) are inserted into the Rights Agreement, and all subsequent subsections of Section 1 are renumbered accordingly, and all cross-references to such renumbered subsections are changed to refer to such subsections as if renumbered:

1(j) "Merger" shall mean the merger of Merger Sub with and into the Company pursuant to the terms and conditions of the Merger Agreement.

1(k) "Merger Agreement" shall mean the Agreement and Plan of Merger by and between Merger Sub and Mark IV Industries, Inc., dated as of May 26, 2000.

           3.      Section 1(k) of the Rights Agreement is hereby renumbered as Section 1(n) and is amended to add the following sentence at the end thereof:

Notwithstanding anything in this Rights Agreement to the contrary, neither (i) the announcement, approval, execution or delivery of the Merger Agreement, (ii) the consummation of the Merger or (iii) the consummation of the other transactions contemplated in the Merger Agreement shall be deemed to be a Section 11(a)(ii) Event.

           4.     Section 1(n) of the Rights Agreement is hereby renumbered as Section 1(q) and is amended to add the following sentence at the end thereof:

Notwithstanding anything in this Rights Agreement to the contrary, a Stock Acquisition Date shall not be deemed to have occurred as a result of (i) the announcement, approval, execution or delivery of the Merger Agreement, (ii) the consummation of the Merger or (iii) the consummation of any of the other transactions contemplated by the Merger Agreement.

           5.      Section 3(a) of the Rights Agreement is amended to add the following sentence at the end thereof:

Notwithstanding anything in this Rights Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely as a result of (i) the announcement, approval, execution or delivery of the Merger Agreement, (ii) the consummation of the Merger or (iii) the consummation of any of the other transactions contemplated by the Merger Agreement.

           6.      Section 11(a)(ii) of the Rights Agreement is amended to add the following sentence at the end thereof:

Notwithstanding anything in this Rights Agreement to the contrary, neither (i) the announcement, approval, execution or delivery of the Merger Agreement, (ii) the consummation of the Merger or (iii) the consummation of the other transactions contemplated in the Merger Agreement shall be deemed to be an event described in this Section 11(a)(ii) and shall not cause the Rights to be adjusted or exercisable in accordance with this Section 11.

          7.      Section 13(d) of the Rights Agreement is amended to add the following sentence after the first sentence thereof:

Notwithstanding anything in this Rights Agreement to the contrary, neither (i) the announcement, approval, execution or delivery of the Merger Agreement, (ii) the consummation of the Merger or (iii) the consummation of the other transactions contemplated in the Merger Agreement shall be deemed to be an event described in this Section 13 and shall not cause the Rights to be adjusted or exercisable in accordance with this Section 13.

           8.     Effectiveness. This Amendment shall be deemed effective as of May 26, 2000. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

           9.     Miscellaneous. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts made and performed entirely within such state. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. If any provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be effected, impaired or invalidated.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

Attest:	MARK IV INDUSTRIES, INC.

By: /s/ Gerald S. Lippes Name: Gerald S. Lippes Title: Secretary	By: /s/ Sal H. Alfiero Name: Sal H. Alfiero Title: Chief Executive Officer

Attest:	AMERICAN STOCK TRANSFER & TRUST COMPANY

By: /s/ Isaac J. Kagan Name: Isaac J. Kagan Title: Vice President	By: /s/ Herbert J. Lemmer Name: Herbert J. Lemmer Title: Vice President